SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to the Loan Agreement (this “Amendment”), is made and entered into as of December 5, 2006, by and among IXI MOBILE (R&D) LTD., an Israeli limited liability company, (the “Company”), IXI MOBILE, INC., a Delaware corporation (the “Parent Guarantor”) and SOUTHPOINT MASTER FUND LP (the “Lender). The parties hereby agree as follows:

RECITALS

WHEREAS, the Company, the Parent Guarantor and the Lender have previously entered into that certain Loan Agreement dated as of June 19, 2006 and a First Amendment thereto dated as of June 26, 2006 (collectively, the "Loan Agreement"); and

WHEREAS, the parties now wish to further amend the Loan Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Unless otherwise defined below, all capitalized terms herein shall have the meanings assigned to such terms in the Loan Agreement

1. Amendment of the Loan Agreement.

1.1 The definition of the term "Basic Interest Rate" is hereby amended and restated in its entirety to read as follows:

"“Basic Interest Rate” means with respect to each Loan, 10% per annum; provided, however, that if, and only if, the ITAC/IXI Merger does not close, then on the first anniversary of the Closing Date the Basic Interest shall be increased to 20% per annum and such rate shall apply throughout the period commencing on such first anniversary of the Closing Date and ending on the payment in full of the Loan."

1.2 Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"2.3 Repayment.

(a) All payment obligations to the Lenders under the Loan Documents shall be due and payable on the earlier to occur of: (i) the date 365 days following the closing date of the ITAC/IXI Merger (the “Repayment Date”); (ii) the acceleration of the Loans in accordance with the terms of this Agreement; and (iii) June 20, 2008 (subsections (ii) and (iii) to be referred to herein as the “Maturity Date”) unless any such portion of the principal amount of the Loan and any accumulated unpaid interest thereon has already been prepaid in full pursuant to Section 2.5 hereof. The parties hereby agree that the Lenders shall have the right to convert all or any part of each their respective Loan pursuant to Section 3.2 below and that any amount so converted into Conversion Stock will be deemed fully paid and all Obligations relating thereto will be deemed fully satisfied.

(b) The parties acknowledge that all payment obligations of the Loan Parties to any Leumi Guarantors assuming any part of the Leumi Debt (both terms as defined in Section 4.22(b) below) pursuant to Section 3.1 below, including, without limitation, payment of the entire unpaid principal of such assumed amount and any accumulated unpaid interest thereon, shall be due and payable on the earlier to occur of: (i) the Repayment Date; and (ii) the two dates combining of the Maturity Date. The parties hereby agree that each of the Leumi Guarantors shall have the right to convert all or any part of each its respective Conversion Amount pursuant to Section 3.2 below and that any amount so converted into Conversion Stock will be deemed fully paid and all obligations relating thereto will be deemed fully satisfied."

1.3 Section 2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"2.4 Loan Interest Rate. The Company shall pay interest on the unpaid principal amount of each Loan from the Closing Date until such Loan has been paid in full, at a per annum rate of interest equal to the Basic Interest Rate. All computations of interest on each Loan shall be based on a year of 360 days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans. Accrued and unpaid interest on any portion of the principal amount of the Loan outstanding as of June 30, 2007 (the “First Interest Payment Date”) shall be payable on such date and thereafter quarterly in arrears or upon a Prepayment (as defined below). In any event, all unpaid principal and accrued and unpaid interest shall be due and payable in full on First Repayment Date and Second Repayment (if the ITAC/IXI Merger closes), or on the Maturity Date (if the ITAC/IXI Merger does not close). In addition to payment of interest, the Lenders shall be entitled to the rights and benefits conferred to them by Sections 3.2 and 3.3 below."

1.4 Section 3.2(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"3.2 Conversion.

(a) In the event the ITAC/IXI Merger becomes effective and subject to and conditioned upon the ITAC/IXI Merger becoming effective, each Conversion Participant shall have the option to convert its respective Conversion Amount pursuant to this Agreement and the ITAC Certification into such number of fully paid and non-assessable shares of ITAC’s Common Stock, par value $0.0001 per share (“ITAC Stock”) as determined by dividing (A) such Conversion Participant’s Conversion Amount by (B) $5.50, appropriately adjusted for stock dividends, stock splits and other recapitalizations subsequent to the date of ITAC’s most recent publicly available securities law filing prior to the execution of this Agreement.”

1.5 Section 3.2(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"3.2 Conversion.

(d) An Optional Conversion shall be effectuated by the Conversion Participant by furnishing both the Parent Guarantor and ITAC (in the case of an Optional Conversion pursuant to the combined provisions of Section 3.2(a) above and the ITAC Certification) or by furnishing the Parent Guarantor (in the case of an Optional Conversion pursuant to Section 3.2(b) above) within three hundred sixty five (365) days following the closing date of the ITAC/IXI Merger (in the case of an Optional Conversion pursuant to the combined provisions of Section 3.2(a) above and the ITAC Certification) or no later than within sixty (60) Business Days following the date on which the Conversion Participant receives notice from the Parent Guarantor that the ITAC/IXI Merger failed to become effective and the Company failed to make the first interest payment on the First Interest Payment Date (in the case of an Optional Conversion pursuant to Section 3.2(b) above), a notice indicating the Conversion Participant’s Conversion Amount and otherwise evidencing such Conversion Participant’s intention to convert its respective Conversion Amount (the “Conversion Notice”). Should any Lender and/or Leumi Guarantor fail to deliver a Conversion Notice within the timeframe and to the party or parties set forth above, such Lender and/or Leumi Guarantor shall be deemed to have waived its right for Optional Conversion and such right shall automatically, without any action on the part of the Parent Guarantor and/or ITAC, be of no further force and effect with respect to such Lender and/or Leumi Guarantor."

1.5 Section 3.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"3.3 Equity Securities.

(a) As an inducement to the Lenders to advance the Loans to the Company, in the event the ITAC/IXI Merger becomes effective and subject and conditioned upon the ITAC/IXI Merger becoming effective, ITAC shall issue pursuant to the combined provisions of this Section 3.3(a) and the ITAC Certification, as soon as practicable following the consummation of the ITAC/IXI Merger, to the Lender a total amount of One Million (1,000,000) shares of ITAC’s Common Stock (“ITAC Stock”), par value $0.0001 per share, appropriately adjusted for stock dividends, stock splits and other recapitalizations subsequent to the date of ITAC’s most recent publicly available securities law filing prior to the execution of this Agreement, with each Lender receiving the amount of ITAC Stock set forth apposite such Lender’s name on the Schedule of Lenders. For clarification purposes the parties acknowledge and agree that pursuant to the Leumi Guarantors’ Agreement, as an inducement to the Leumi Guarantors to enter into the Leumi Guarantors’ Agreement, the Leumi Guarantors will receive 400,000 shares of ITAC Stock as described in Section 4.22(d) below.

1.6 Section 4.22(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

4.22(d)  The Parent Guarantor has entered into an agreement with the Leumi Guarantors (the “Leumi Guarantors’ Agreement”) pursuant to which, among other things: (i) the Parent Guarantor is obligated to repay the Leumi Guarantors any part of the Leumi Debt assumed by any of the Leumi Guarantors and to indemnify the Leumi Guarantors for any amounts paid by the Leumi Guarantors to Bank Leumi pursuant to their guaranty of the Leumi Credit Line and any related make-whole and other amounts payable by the Parent Guarantor in connection with such guaranty; (ii) as consideration for the guaranty provided and continued by the Leumi Guarantors, the Leumi Guarantors will receive: (A) in the event the ITAC/IXI Merger becomes effective and subject and conditioned upon the ITAC/IXI Merger becoming effective, a total amount of Four Hundred Thousand (400,000) shares of ITAC Stock (as defined above), and, additionally, (B) an amount equal to the balance between the Basic Interest Rate and the interest rate owed under the Leumi Credit Line calculated on $8,000,000 for the Period commencing on the date on which the guaranty of the Leumi Guarantors was extended and ending on the Repayment Date (if the ITAC/IXI Merger closes) or on the First Interest Payment Date (if the ITAC/IXI Merger does not close) (depending on when any interest first gets repaid to the Lenders); (iii) in addition to the consideration set forth in Subsection (c)(iii) above, to secure the Parent Guarantor’s obligations pursuant to the Leumi Guarantors’ Agreement, concurrently with the execution of this Agreement, the Parent Guarantor is granting the Leumi Guarantors the same security interests provided to the Lenders by the Security Documents (collectively, the “Leumi Guarantors’ Security Interests”) with such Leumi Guarantors’ Security Interests ranking equally with any security interests provided to the Lenders by the Security Documents. The transactions described in this Section 4.22(d) above shall collectively be referred to hereunder as the “Leumi Guarantors’ Arrangement”.

1.7 Schedule I to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“SCHEDULE I
SCHEDULE OF LENDERS

Lender	Principal Amount	Address
Southpoint Master Fund, LP	$20,000,000.00 One Million (1,000,000) shares of ITAC Common Stock	Southpoint Capital Advisors LP 623 Fifth Avenue; Suite 2503 New York, NY 10022

Total Principal Amount	$20,000,000.00

Maximum Principal Amount in the event of a Luemi Debt assumption*	$8,000,000.00 Four Hundred Thousand (400,000) shares of ITAC Common Stock	c/o Gemini Israel Funds 9 Hamenofim street Herzliya, Israel Landa Ventures Ltd. Begin 7 St. Ramat Gan, Israel

Total Maximum Principal Amount in the event of a Luemi Debt assumption*	$28,000,000.00

* In the event of an assumption by any of the Leumi Guarantors of any Leumi Debt, this Schedule of Lenders shall be revised to include the name of the assuming Leumi Guarantor(s) and the respective amount of the assumed Leumi Debt.”

2. No Other Modifications. Except as expressly set forth herein, all other terms and conditions of the Loan Agreement shall remain in full force and effect.

3. Miscellaneous.

3.1 Counterparts; Fax Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Amendment. Originally executed counterparts may be delivered by facsimile and any such delivery shall be valid for all purposes as delivery of a manual signature and equally admissible in any legal proceedings to which any of the Company, the Parent Guarantor, or the Lender is a party.

3.2 Severability. If any provision of this Amendment or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining provisions of this Amendment shall be interpreted so as best to reasonably effect the intent of the parties hereto.

3.3 Entire Agreement. This Amendment, together with the Loan Documents and all exhibits hereto and thereto, constitute the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersede all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such transactions.

3.4 Governing Law; Forum. This Amendment shall be governed in all respects by Section 9.10 and 9.13 of the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Loan Agreement as of the date first written above.

IXI MOBILE (R&D), LTD.

By: /s/ Lihi Segal

Name: Lihi Segal

Title: CFO

IXI MOBILE, INC.

By: /s/ Lihi Segal

Name: Lihi Segal

Title: CFO

[Signature Page to Second Amendment to Loan Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Loan Agreement as of the date first written above.

SOUTHPOINT MASTER FUND, LP

By: Southpoint GP, LP, its general partner
By: Southpoint GP, LLC

By: /s/ Robert W. Butts

Name: Robert W. Butts

Title: Manager

By: /s/ John S. Clark, II

Name: John S. Clark, II

Title: Manager

[Signature Page to Second Amendment to Loan Agreement]